Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement Nos. 33-66282, 33-96906 and 333-34684) and on Form S-3 (Registration Statement Nos. 33-6571 and 33-7883) of Rexall Sundown, Inc. of our report dated September 29, 1999 relating to the financial statements and financial statement schedule, which appear in this form 10-K.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
November 24, 1999